EXHIBIT 10.3

                            A. T. CROSS COMPANY

                  NON-QUALIFIED STOCK OPTION PLAN (1975)
                (As amended and restated February 4, 1988,
        as amended December 10, 1991, amended October 21, 1993, and as further amended and restated December 6, 1994)


  1. Purpose:

     This Non-Qualified Stock Option Plan (herein called the "Non-Qualified Plan") of A. T. CROSS Company, a Rhode Island corporation with its principal place of business in Lincoln, Rhode Island (herein called the "Company"), constitutes the A. T. CROSS Company Non-Qualified Stock Option Plan (1975) as amended and restated to February 4, 1988, and further amended by the Board of Directors on December 10, 1991, and as further amended by the Board of Directors on October 21, 1993, and as further amended and restated by the Board of Directors to December 6, 1994, and is designed to provide, through the medium of options for the purchase of shares of Class A common stock of the Company, additional incentives for Directors of the Company and key employees of the Company and its subsidiaries and, by encouraging stock ownership, to increase their proprietary interest in the progress of the Company. The Non-Qualified Plan is intended to supplement the Company's Incentive Stock Option Plan adopted in 1981, as amended and restated.

  2. Administration:

        a. The Non-Qualified Plan will be administered by a Compensation Committee appointed by the Board of Directors from time to time and consisting of not less than two members of the Board of Directors of the Company who are not full-time employees of the Company. The Compensation Committee's interpretation of the terms and provisions hereof shall be final and conclusive.

        b. The Compensation Committee may, in its sole discretion, subject to the terms and provisions hereof, grant options to purchase shares of the Company's Class A common stock and issue shares of such common stock upon the exercise of any such options so granted.

        c. The Board of Directors shall adopt as the option to be granted hereunder such form of Option Agreement with such provisions consistent with the Non-Qualified Plan as the Board of Directors shall deem appropriate.

        d. No Director or member of the Compensation Committee shall be liable for any action or determination made in good faith under the Non-Qualified Plan.

  3.    Eligibility:

     The Directors of the Company and such key employees of the Company or of any subsidiary of the Company (as hereinafter defined) as shall have been designated by the Board from time to time shall be eligible to participate in the Non-Qualified Plan. For purposes of the Non-Qualified Plan, a Company shall be deemed to be a "subsidiary" if a majority of its outstanding shares of voting stock are owned or controlled by the Company. Key employees (herein collectively called "Employees") shall be those employees who, together with officers of the Company or any such subsidiary, are deemed by the Board to be of primary importance in the operation of the business of the Company or any such subsidiary. The Compensation Committee may, in its discretion, but subject to the terms and provisions hereof, from time to time grant options to any or all eligible Directors and Employees to purchase such number of shares as the Compensation Committee shall determine.

  4. Stock Subject to Options:

          a. The maximum number of shares of Class A common stock which may on or after December 6, 1994 be made the subject of options under the Non-Qualified Plan is seven hundred forty-two thousand, three hundred seven (742,307) shares. Of such number, a maximum of fifty thousand (50,000) shares shall be eligible for options granted after December 6, 1994 to members of the Board of Directors of the Company pursuant to paragraph 5, below.

        b. The maximum number of shares which may be made the subject of option grants to a Director of the Company who at the time of the grant of such option is a full-time employee of the Company shall, in any calendar year, not exceed the number of shares which are the subject of grants to such director during such calendar year under paragraph 5, below, plus eighty thousand (80,000) shares."

        c. The maximum number of shares fixed in subparagraphs (a) and (b), above, shall be appropriately adjusted for stock splits, stock dividends and recapitalizations effected after the approval of the Non-Qualified Plan by the shareholders of the Company.

        d. The shares of Class A common stock which may be the subject of option grants hereunder may be either authorized and unissued shares or issued shares reacquired by the Company and held in the Company's treasury. Any shares which are made the subject of an option which is for any reason unexercised prior to its expiration may again be subjected to an option or options under the Non-Qualified Plan.

  5. Grants to Directors:

     On October 1 of each year, or if such day shall not be a trading day on the American Stock Exchange or such other principal stock exchange on which the Company's Class A common stock shall be listed for trading at the time, on the next such trading day, an option for the purchase of shares of Class A common stock of the Company shall, without further action of the Board of Directors or the Committee, be granted automatically to each member of the Board of Directors of the Company. The number of shares which shall be the subject of an option granted to a Director pursuant to the foregoing shall be derived by dividing (i) the compensation paid or payable to such Director for his or her services to the Company in his or her capacity as Director during the next preceding calendar year by (ii) the mean between the high and low trading prices, on the American Stock Exchange or such other principal stock exchange referred to above, for a share of Class A common stock of the Company on the last business day of such next preceding calendar year, or if no shares of such common stock shall have been traded on such day, on the next previous day on which shares of such common stock shall have been traded. A Director of the Company who is not a full-time employee of the Company shall be ineligible to receive options under the Non-Qualified Plan in addition to those provided for in this paragraph 5.

  6. Purchase Price:

        a. The purchase price per share with respect to an option granted hereunder shall be the mean between the high and the low trading prices of the Company's Class A common stock on the date that such option is granted, or, if no shares of such common stock shall have been traded on such date, on the next previous date on which shares of such common stock shall have been traded.


  7. Term and Exercise of Options:

        a. The term of each option shall be ten (10) years, or such shorter period as may be determined by the Compensation Committee, from the date of grant of the option, unless sooner terminated under the provisions of paragraph 10. Each option shall become vested and exercisable at such time or times, in installments or otherwise, as may be determined by the Compensation Committee and set forth in a written agreement evidencing the grant of such option, provided, that no option granted to a Director hereunder may be exercised in whole or in part prior to the first anniversary of the date of such grant. No option shall be granted after the termination of the Non-Qualified Plan, but options theretofore granted may be exercised thereafter in accordance with their terms and the provisions of the Non-Qualified Plan. Any option granted under the Non-Qualified Plan may be exercised notwithstanding the fact that the Director or Employee holds stock options granted under the Company's Incentive Stock Option Plan or prior non-qualified options granted under the Non-Qualified Plan.

        b. When any shares are purchased, the purchase price for the number of shares purchased shall be paid in full.
        The purchase price may be paid in cash (including personal check) or by the delivery to the Company of other shares of Class A common stock of the Company already owned by the individual exercising the option, or by any combination of cash and such shares. Shares so delivered will be credited against the purchase price in an amount equal to their fair market value on the date of delivery, and their fair market value shall be deemed to be the mean between the high and low trading prices of the Company's Class A common stock on the date of delivery or, if no shares of such common stock shall have traded on such date, on the next previous date on which shares of such common stock shall have been traded.

        c. Until payment in full and the issuance of stock certificates, an Employee or Director shall have no right to vote or receive dividends or any other rights as a stockholder with respect to shares which he has an option to purchase. No adjustment will be made for dividend or other rights for which the record date is prior to the date the stock certificate is issued.

  8.    Issuance of Stock:

     Shares of stock will be issued and certificates therefor will be delivered to a Director or an Employee upon his making payment for shares for which he has exercised his option to purchase, but less than five (5) shares will not be issued.

  9. Transferability of Options.

     Options under the Non-Qualified Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and are exercisable during the lifetime of the grantee only by such grantee.

10.  Termination of Employment and Death:

     If the employment of an Employee (including an Employee who is also a Director) holding options under the Non-Qualified Plan shall terminate, or if the office of a Director who is not a full-time employee of the Company or a subsidiary shall terminate, in either case for any reason whatsoever (including retirement, resignation, dismissal, or death), the options of such Employee or Director under the Non-Qualified Plan shall end automatically six (6) months after the date of such termination, unless sooner ended by their term. Prior to the expiration of such six (6) month period, during the term of such options, such Director or Employee (or his executor or administrator in the event of his death during such period) shall have the right to exercise such options to purchase the shares of stock which are subject thereto.

11.  Readjustment of Stock or Recapitalization:

     Upon any recapitalization or readjustment of the Company's capital stock whereby the character of the present Class A common stock shall be changed, appropriate adjustments shall be made so that the stock to be purchased under the Non-Qualified Plan shall be the equivalent of the present Class A common stock of the Company, after such readjustment or recapitalization. In the event of a subdivision or combination of the shares of Class A common stock of the Company, the number of shares that may be optioned and sold to Directors and Employees under the Non-Qualified Plan will be proportionately increased or decreased and the price will be proportionately adjusted by the Board of Directors and, in case of reclassification or other change in the shares of Class A common stock of the Company, such action will be taken as in the opinion of the Board of Directors will be appropriate under the circumstances. Accordingly, in such cases the maximum number of authorized but unissued shares, or shares purchased by the Company and held as treasury stock, to be covered by the Non-Qualified Plan may be increased by the Board of Directors without stockholder or any other action.

12.  Term of the Non-Qualified Plan.

     The Non-Qualified Plan shall become effective on the date of its adoption by the Board of Directors, subject to approval by the stockholders, and shall continue in effect until terminated under paragraph
13. The powers of the Board of Directors shall continue in effect after the termination of the Non-Qualified Plan, until exercise or expiration of all options then outstanding.

13.  Amendment and Termination:

     The Board of Directors at any time may amend, suspend or terminate the Non-Qualified Plan. No action of the Board, however, may without the consent of the holder alter or impair any option previously granted under the Non-Qualified Plan (except pursuant to paragraph 11). In addition, no action of the Board may, unless duly approved by both the Class A and Class B common stockholders voting as a single class: (i) increase the maximum number of shares which may be optioned and sold under the Non-Qualified Plan (except pursuant to paragraph 11); (ii) change the option price (except pursuant to paragraph 11); or (iii) permit granting options for a period longer than herein provided. The provisions of paragraph 5 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

14.  Obligation of the Company to Issue Shares:

     Notwithstanding any other provision of the Non-Qualified Plan the Company shall not be obligated to issue any shares pursuant to any stock option unless or until:

        a. the shares with respect to which the option is being exercised have been registered under the Securities Act of 1933, as amended, or are exempt from such registration in the opinion of the Company's counsel;

        b. the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction;

        c. in the event the stock has been listed on any stock exchange, the shares with respect to which the option is being exercised have been duly listed on such exchange in accordance with the procedures specified therefor;

        d. the Company has in its possession an amount required to be withheld under provisions of the Internal Revenue Code on account of the exercise of such option as more particularly set forth in paragraph 15 of the Non-Qualified Plan.

15.  Withholding of Taxes Upon Exercise:

     Pursuant to the provisions of the Internal Revenue Code and regulations thereunder, the holder of a non-qualified stock option realizes ordinary taxable income ("realized income") at the time of exercise of the option measured by the difference between the exercise price and the fair market value of the purchased shares at the time of exercise. Such regulations also provide that the Company must withhold and pay over directly to the Internal Revenue Service a specified percentage of such realized income. The Company may withhold such amount (as varied from time to time by the Internal Revenue Code or regulations thereunder) from any salary, bonus, compensation or other property due or belonging to the holder as a condition precedent to issuing any shares of stock on account of the exercise of any option granted hereunder.